Exhibit 21.1

Subsidiaries of Vistra Energy Corp.

Jurisdiction
Vistra Energy Corp.	DE
Vistra Intermediate Company LLC	DE
Vistra Operations Company LLC	DE
Vistra Corporate Services Company	TX
Dallas Power & Light Company, Inc.	TX
Lone Star Energy Company, Inc.	TX
Lone Star Pipeline Company, Inc.	TX
Southwestern Electric Service Company, Inc.	TX
Texas Electric Service Company, Inc.	TX
Texas Energy Industries Company, Inc.	TX
Texas Power & Light Company, Inc.	TX
Texas Utilities Company, Inc.	TX
Texas Utilities Electric Company, Inc.	TX
TXU Electric Company, Inc.	TX
Vistra Finance Corp.	DE
Vistra EP Properties Company	TX
Luminant Energy Company LLC	TX
Luminant ET Services Company LLC	TX
Luminant Energy Trading California Company	TX
Vistra Asset Company LLC	DE
Generation SVC Company	TX
Sandow Power Company LLC	TX
Luminant Generation Company LLC	TX
Oak Grove Management Company LLC	DE
Big Brown Power Company LLC	TX
La Frontera Holdings, LLC	DE
Forney Pipeline, LLC	DE
Luminant Mining Company LLC	TX
TXU Retail Services Company	DE
NCA Resources Development Company LLC	TX
Vistra Preferred Inc.	DE
Value Based Brands LLC	TX
TXU Energy Retail Company LLC	TX
Brighten Energy LLC	DE
Comanche Peak Power Company LLC	DE